                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 20, 1998
                                                        ---------------------



                             LEC TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                           0-18303                        11-2990595
----------------------------         ------------------------       -------------------------
(State or Other Jurisdiction         (Commission File Number)       (IRS Employer Ident. No.)
         of Incorporation)


        6540 South Pecos Road, Suite 103, Las Vegas, Nevada      89120
        -----------------------------------------------------------------
           (Address of Principal Executive Offices)            (Zip Code)


                                 (702) 454-7900
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 1.  Changes in Control of Registrant.

         On November 20, 1998, Ronald G. Farrell ("Farrell") became the Chairman of the Board and Chief Executive Officer of LEC Technologies, Inc. (the "Company"). Farrell is the principal stockholder of Golf Entertainment, Inc. ("GEI").

         Pursuant to a Subscription Agreement, dated as of November 30, 1998, the Company will issue and GEI will purchase newly issued Common Stock amounting to approximately 19% of the shares of the Company's outstanding common stock, $.01 par value (the "Common Stock"), and will be granted a one year warrant to purchase Convertible Debentures up to an aggregate principal amount of $1,429,360, bearing interest at 6% per annum, which will be convertible into up to an aggregate of 4,764,532 Shares of Common Stock, such conversion being subject to shareholder approval, for $70,640.

         Michael F. Daniels, the former Chairman of the Board and Chief Executive Officer, will continue to serve as a member of the Board of Directors and to serve as President of the Company.

Item 7.  Exhibits.

         99.1 Press Release of LEC Technologies, Inc., dated November 30, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  LEC TECHNOLOGIES, INC.
                                  (Registrant)



Date: December 4, 1998            By:  /s/ Michael F. Daniels
                                     --------------------------
                                      Michael F. Daniels
                                      President

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     99.1         Press Release of LEC Technologies, Inc., dated November 30,
                  1998.